Exhibit 99.1

OptimizeRx Third Quarter 2020 Revenue Up 110% to Record $10.5 Million, Driving Non-GAAP Net Income of $1.1 million or $0.07 Per Share

ROCHESTER, Mich. – November 9, 2020 – OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies, reported results for the three and nine months ended September 30, 2020. Quarterly and nine months comparisons are to the same year-ago period.

Financial Highlights

●	Revenue in the third quarter of 2020 increased 110% to a record $10.5 million, with the first nine months of 2020 up 56% to a record $26.9 million.

●	Gross profit in the third quarter of 2020 increased 99% to $6.0 million.

●	GAAP net loss totaled $0.3 million or $(0.02) per share in the third quarter, with non-GAAP net income at $1.1 million or $0.07 per share (see definition of this non-GAAP measure and reconciliation to GAAP, below).

●	Cash and cash equivalents totaled $12.0 million at September 30, 2020.

●	Closed additional enterprise deals, bringing total value of enterprise-level engagements to $21 million in annualized revenue.

Q3 2020 Operational Highlights

●	Expanded direct-to-patient reach via partnership with Epion Health, a leader in digital patient engagement solutions, allowing patients at health systems and medical groups across the nation access to the OptimizeRx digital health and communications platform.

●	Partnered with Higi, a consumer healthcare technology and engagement company, to provide healthcare consumers with financial assistance and treatment support programs at point-of-dispense. Higi provides OptimizeRx access to more than 10,000 self-service health stations nationwide that allow consumers to measure, track and act on their health data.

●	Expanded digital health communication network in collaboration with Change Healthcare to enable providers in the Change Healthcare network to digitally receive important information from the life sciences industry via OptimizeRx.

●	Secured two SaaS-based enterprise-level engagements with a combined annual contract value of $3.6 million.

●	Enhanced corporate governance with the addition of Greg Wasson, former president and CEO of Walgreens Boots Alliance, to the board of directors.

●	Continued webinar series featuring industry thought leaders discussing innovative ideas for improving medication launches.

Q3 2020 Financial Summary

Total revenue in the third quarter of 2020 increased 110% to a record $10.5 million versus $5.0 million in the same year-ago quarter. The quarterly increase was due to increases in sales in the company’s messaging products and patient engagement products, including from its acquisition of RMDY Health in 2019.

Gross margin decreased to 57.1% in the third quarter of 2020 as compared to 60.4% in the year-ago quarter. The decrease was related to a change in mix of services provided. The company expects gross margin to improve in the fourth quarter with a target of 60% for the year.

Operating expenses totaled $6.2 million, up from $5.0 million in the same year-ago quarter. The increase was due to the company’s efforts to expand its product line and build out its organization for future growth.

Net loss on a GAAP basis in the third quarter of 2020 was $0.3 million or $(0.02) per share, as compared to a net loss of $1.6 million or $(0.11) per share in the third quarter of 2019.

Non-GAAP net income for the third quarter of 2020 was $1.1 million or $0.07 per share, compared to non-GAAP net loss of $0.9 million or $(0.07) per diluted share in the same year-ago period (see definition of these non-GAAP measures and reconciliation to GAAP, below).

While the company expects to return to GAAP profitability as its revenue grows, expenses related to investments in growth initiatives or non-cash charges could result in a GAAP loss in any given quarter. Given the opportunity at hand as discussed below, the company continues to be focused on top-line growth while maintaining a strong balance sheet.

Cash and cash equivalents totaled $12.0 million at September 30, 2020, as compared to $14.1 million at June 30, 2020. The decrease was due to an increased investment in working capital. The company has continued to operate debt-free and expects to be cash-flow positive for the remainder of the year.

Management Commentary

“In Q3, we realized triple digit revenue growth, mostly organic, which drove strong non-GAAP net income,” stated OptimizeRx CEO, William Febbo. “It reflects how our pharma clients are increasingly seeing the point-of-care as essential to their marketing spend.”

“We also continued to see a growing proportion of enterprise-level recurring revenue and growing interest from our customer base for our new solutions, such as patient engagement, hub enrollment and TelaRep™. We finalized our integration and go-forward plan for patient engagement, which provides additional scale for driving growth in recurring revenue. It also opens up access to additional budgets within our client base and supports improved gross margins over time.

“We expanded our platform reach during the quarter via our Higi and Epion partnerships that connect us digitally to millions of new patients. We see ourselves at just the beginning of a broad expansion into retail or point-of-dispense as another channel to enable affordability and adherence. Both of these partnerships are very timely, as we are all looking for ways to connect digitally at more points in the healthcare workflow and maximize access to care.

“We are seeing more rapid adoption of digital tools for doctors to combat the COVID disruption. Macro trends are in our favor as highlighted by the rapid adoption of telehealth and other digital tools. A clear theme forming is the need for the appropriate digital tools for doctors to maintain their practices with under such drastic disruptions occurring with the pandemic. This allows for our solutions to be highlighted as an effective tool set to help deliver care to patients.

“Looking ahead, we are on track for a strong annual growth rate, non-GAAP income and positive cash flow from operational activities. Our pipeline is better than it has ever been, currently sitting at $140 million, nearly double versus this time last year. We continue to anticipate a close rate in the range of 35 percent to 50 percent, with these prospects keeping us on pace for another year of record growth in an expanding addressable market.”

Conference Call

OptimizeRx management will host the presentation, followed by a question and answer period.

Date: Monday, November 9, 2020

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-free dial-in number: 1-800-430-8332

International dial-in number: 1-323-347-3277

Conference ID: 9818386

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through November 30, 2020, as well as available for replay via the Investors section of the OptimizeRx website at optimizerx.com/investors.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 9818386

Definition and Use of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income (loss) and non-GAAP earnings (loss) per share or non-GAAP EPS, both of which are non-GAAP financial measures.

The company defines non-GAAP net income (loss) as GAAP net income (loss) with an adjustment to add back depreciation, amortization, non-cash lease expense, stock-based compensation, acquisition expenses, income or loss related to the fair value of contingent consideration, and deferred income taxes. Non-GAAP EPS is defined as non-GAAP net income (loss) divided by the number of weighted average shares outstanding on a basic and diluted basis. The company has provided non-GAAP financial measures to aid investors in better understanding its performance. Management believes that these non-GAAP financial measures provide additional insight into the operations and cashflow of the company.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash operating expenses, management believes that providing non-GAAP financial measures that excludes non-cash expenses allows for meaningful comparisons between the company’s core business operating results and those of other companies, as well as provides an important tool for financial and operational decision making and for evaluating the company’s own core business operating results over different periods of time.

The company’s non-GAAP net income (loss) and non-GAAP EPS measures may not provide information that is directly comparable to that provided by other companies in the company’s industry, as other companies in the industry may calculate such non-GAAP financial results differently. The company’s non-GAAP net income (loss) and non-GAAP EPS are not measurements of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. The company does not consider these non-GAAP measures to be substitutes for or superior to the information provided by its GAAP financial results.

The table, “Reconciliation of non-GAAP to GAAP Financial Measures,” included below, provides a reconciliation of non-GAAP net income (loss) and non-GAAP EPS for the three months and nine months ended September 30, 2020 and 2019.

About OptimizeRx

OptimizeRx Corporation (NASDAQ: OPRX) is a digital health company that facilitates communication at the point-of-care among all stakeholders in healthcare. Primarily focused on life science and payer clients, its suite of digital and mobile SaaS-based solutions enables affordability, patient adherence and care management. OptimizeRx’s network reaches more than 60% of U.S. ambulatory providers, delivering therapeutic support on specialty medications and patient financial assistance directly within a provider’s workflow through leading electronic health platforms. OptimizeRx’s fully integrated platform supports the real-time exchange of information, improving provider knowledge and patient engagement, and ultimately leading to healthier outcomes.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other material risks.

Company Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ron Both or Grant Stude

CMA Investor Relations

Tel (949) 432-7557

oprx@cma.team

OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30, 2020	December 31, 2019

ASSETS
Current Assets
Cash and cash equivalents	$12,032,538	$18,852,680
Accounts receivable, net	13,332,552	7,418,025
Prepaid expenses	1,867,590	871,043
Total Current Assets	27,232,680	27,141,748
Property and equipment, net	151,809	176,014
Other Assets
Goodwill	14,740,031	14,740,031
Technology assets, net	5,464,916	6,238,453
Patent rights, net	2,388,320	2,550,587
Other intangible assets, net	4,677,439	5,151,102
Right of use assets, net	474,906	559,863
Other assets and deposits	16,013	80,727
Total Other Assets	27,761,625	29,320,763
TOTAL ASSETS	$55,146,114	$56,638,525

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable – trade	$480,502	$492,995
Accrued expenses	1,794,019	1,800,635
Revenue share payable	3,642,088	1,618,438
Current portion of lease obligations	121,583	115.431
Current portion of contingent purchase price payable	1,610,813	1,500,000
Deferred revenue	461,277	580,014
Total Current Liabilities	8,110,282	6,107,513
Non-current Liabilities
Lease obligations, net of current portion	356,618	448,753
Contingent purchase price payable, net of current portion	-	5,220,000
Total Non-current Liabilities	356,618	5,668,753
Total Liabilities	8,466,900	11,776,266
Commitments and contingencies	-	-
Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no issued and outstanding at September 30, 2020 or December 31, 2019	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 15,072,226 and 14,600,579 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	15,072	14,601
Additional paid-in-capital	83,653,045	78,272,268
Accumulated deficit	(36,988,903)	(33,424,610)
Total Stockholders’ Equity	46,679,214	44,862,259
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$55,146,114	$56,638,525

OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

NET REVENUE	$10,519,191	$5,002,767	$26,887,022	$17,218,492
COST OF REVENUES	4,504,844	1,981,143	11,385,622	6,251,766
GROSS MARGIN	6,014,347	3,021,624	15,501,400	10,966,726

OPERATING EXPENSES	6,191,069	5,008,934	18,993,187	12,341,827
LOSS FROM OPERATIONS	(176,722)	(1,987,310)	(3,491,787)	(1,375,101)

OTHER INCOME (EXPENSE)
Interest income	4,218	136,368	67,884	192,305
Change in fair value of contingent consideration	(110,390)	280,000	(140,390)	25,000

TOTAL OTHER INCOME (EXPENSE)	(106,172)	416,368	(72,506)	217,305

LOSS BEFORE PROVISION FOR INCOME TAXES	(282,894)	(1,570,942)	(3,564,293)	(1,157,796)

PROVISION FOR INCOME TAXES	-	-	-	-
NET INCOME (LOSS)	$(282,894)	$(1,570,942)	$(3,564,293)	$(1,157,796)

WEIGHTED AVERGE SHARES OUTSTANDING
BASIC	14,900,971	14,146,489	14,726,534	12,996,590
DILUTED	14,900,971	14,146,489	14,726,534	12,996,590

EARNINGS (LOSS) PER SHARE
BASIC	$(0.02)	$(0.11)	$(0.24)	$(0.09)
DILUTED	$(0.02)	$(0.11)	$(0.24)	$(0.09)

OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(3,564,293)	$(1,157,796)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization, and non-cash lease expense	1,563,883	745,928
Stock-based compensation	2,066,609	1,407,938
Stock issued as board compensation	325,011	361,782
Provision for loss on accounts receivable	80,000	-
Change in fair value of contingent consideration	140,390	(25,000)
Changes in:
Accounts receivable	(5,994,527)	(700,549)
Prepaid expenses and other assets	(931,833)	(469,623)
Accounts payable	(12,493)	184,464
Revenue share payable	2,023,650	(240,329)
Accrued expenses and other liabilities	704,599	(772,953)
Deferred revenue	(118,737)	505,279
NET CASH USED IN OPERATING ACTIVITIES	(3,717,781)	(160,859)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(45,254)	(61,457)
Purchase of intangible assets	-	(1,000,000)
NET CASH USED IN INVESTING ACTIVITIES	(45,254)	(1,061,457)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net of commission costs	1,332,080	22,369,960
Expenses related to issuance cost of common stock	-	(301,711)
Payment of contingent consideration	(4,389,187)	-
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(3,057,107)	22,068,249
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(6,820,142)	20,845,933
CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	18,852,680	8,914,034
CASH AND CASH EQUIVALENTS – END OF PERIOD	$12,032,538	$29,759,967

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-
Intangible asset additions included in accounts payable	$-	$500,000
Acquisition liabilities paid in common stock	$1,550,000	$-
Non-cash effect of cumulative adjustments to accumulated deficit	$-	$3,229
Lease liabilities arising from right of use assets	$-	$672,809

OPTIMIZERx CORPORATION

Reconciliation of non-GAAP to GAAP Financial Measures

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Net loss	$(282,894)	$(1,570,942)	$(3,564,293)	$(1,157,796)
Depreciation, amortization, and non-cash lease expense	523,420	320,055	1,563,883	745,928
Stock-based compensation	756,437	590,244	2,391,619	1,769,720
Income or loss related to the fair value of contingent consideration	110,390	(280,000)	140,390	(25,000)
Non-GAAP net income (loss)	$1,107,353	$(940,643)	$531,599	$1,332,852

Non-GAAP net income (loss) per share
Basic	$0.07	$(0.07)	$0.04	$0.10
Diluted	$0.07	$(0.07)	$0.03	$0.10
Weighted average shares outstanding:
Basic	14,900,971	14,146,489	14,726,534	12,996,590
Diluted	15,996,241	14,146,489	15,640,050	13,952,330